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                          SUBORDINATED PROMISSORY NOTE

$27,500.00                                                 Northfield, Illinois
Dated:  May 24, 1999

         FOR VALUED RECEIVED, SHC Corp. (the "Debtor"), hereby promises to pay to Twenty Seven Thousand Five Hundred and 00/100 Dollars to Scott Clark (the "Holder"), or at the Holder's option to his authorized agent, at such place as further described in this Note and subject to the following payment provisions:

         (1) TERM. The initial term of this Promissory note shall be thirty-seven (37) months years, commencing from the date of the Promissory Note is executed, and maturing on June 23, 2002 on which date any remaining amount, due thereunder shall be due and payable in full.

         (2) PAYMENT TERMS. The principal balance and interest on this Promissory Note shall be payable as follows: (i) $333.65 due on the date one (1) month from the date of this Note and on the 24th day of each month thereafter continuing for an aggregate of thirty-six (36) months and (ii) on the 24th day of the 36th month following the date of this Note, the entire amount owing hereunder, if any, shall be due and payable. Interest shall be payable in arrears on the outstanding, unpaid principal amount of this Promissory Note form the date of this Promissory Note until payment in full at a rate of eight percent 8% per annum. Interest payments shall be made concurrently with monthly principal payments. A schedule of payments is attached hereto as EXHIBIT A.

         (3) DEFAULT. The occurrence or existence of any of the following shall constitute a "Default" under this Promissory Note: (a) the Debtor fails to pay principal or interest when due or declared due under this Promissory Note; (b) a proceeding under any bankruptcy, reorganization, insolvency or similar law is filed by or against the Debtor or the Debtor's parent entity or the Debtor or the Debtor's parent entity makes an assignment for the benefit of creditors or (c) the Debtor is in breach of its obligations under that certain Stock Purchase Agreement, as herein defined, or under any documents executed and delivered in connection therewith and such breach is not cured within ten (10) business days after the Debtor has received written notice of such breach from Holder. In the event of a default, all the indebtedness evidenced by this Promissory Note may, at the option of the Holder, and without demand or notice of demand of any kind, be declared, and thereupon shall become, immediately due and payable.

         (4) PREPAYMENT. The Debtor shall have the right to prepay any part of or all of the unpaid balance at any time without penalty.

         This Promissory Note is one of the Debtor's Subordinated Notes issued pursuant to that certain Stock Purchase Agreement dated as of May 24, 1999 by and among Debtor, Holder and Scott Clark (the "Stock Purchase Agreement") .

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         Holder acknowledges and agrees that this Promissory Note and any right to payment hereunder shall be subordinated in right to extend and in the manner provided below in the prior payment and satisfaction in full of the Senior indebtedness (as defined below). The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on, and any and all other fees, expenses, reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, or evidencing: (a) commercial or institutional indebtedness of the Debtor; or
(b) all deferrals, renewals, extensions, replacements, refinancing and refundings of, and amendments, modifications and supplements to, any commercial or institutional indebtedness of Debtor. Holder agrees to enter into a subordination agreement in form and substance acceptable to the makers of Senior Indebtedness (the "Senior Lenders"), subject to the terms hereof, upon written request of Debtor. Unless the Debtor has received notice from a Senior Lender of the occurrence and continuation of an event of default under any Senior Indebtedness, the Debtor may pay, and the Holder may receive the principal amount outstanding under this Promissory Note at the maturity of this Promissory Note.

         The release, waiver or forbearance by the Holder to require the performance of any duty or obligation owed to it by the Debtor shall not act as a waiver of the future compliance by the Debtor of the same or any like or similar obligation. The Debtor hereby waives the rights of presentment and notice of dishonor.

         In the event that the Debtor fails to make timely payment of any of his obligations hereunder, the Holder may forthwith exercise singularly, concurrently, successively or otherwise any and all rights and remedies available to the Holder hereunder or available to the Holder by law, equity, statute or otherwise. No right or remedy conferred upon or reserved to the Holder hereunder, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive or any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. The Holder's costs and expenses in enforcing the terms hereunder, including but not limited to reasonable attorneys' fees, shall be paid by the Debtor.

         The provisions of this Promissory Note shall be deemed made in Illinois, construed in accordance with Illinois law and shall both bind and benefit the Debtor, its successors, assigns, guarantors, endorsers, and any other Person or entity now or hereafter liable hereon.

         Dated this 24th day of May, 1999.

                                    SHC Corp.


                                    By:      /s/ Frank Contaldo
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                                    Title:      CEO
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